Exhibit 10.2

AMENDMENT TO THE

STG GROUP, INC.

2015 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the STG Group, Inc. 2015 Omnibus Incentive Plan, as amended from time to time (the “Plan”), is made as of June 13, 2017, by STG Group, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company;

WHEREAS, Section 13 of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time without approval of the stockholders of the Company, subject to certain exceptions including as may be required by the Internal Revenue Code of 1986, as amended (the “Code”), which requires that any amendment to the Plan to increase the number of shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”) that may be issued under the Plan must be approved by the stockholders of the Company to remain qualified under the Code;

WHEREAS, the Board desires to increase the number of shares of Common Stock available under the Plan; and

WHEREAS, in connection with such approval, the Company hereby adopts this Amendment, effective as of June 13, 2017 (the “Effective Date”) and subject to approval by the stockholders of the Company, to increase the number of shares of Common Stock available for issuance under the Plan.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1. Subsection 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 1,788,564. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

2. Except as expressly amended or modified in this Amendment, all terms and provisions of the Plan are and shall remain in full force and effect and all references therein to such Plan shall henceforth refer to the Plan as modified by this Amendment.